EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                    Three Months Ended                  Nine Months Ended
                       September 30                        September 30
                  2003              2002              2003              2002
              ------------      ------------      ------------      ------------
JAN                    ---               ---         1,478,770         1,461,394
FEB                    ---               ---         1,482,389         1,464,952
MAR                    ---               ---         1,482,389         1,464,949
APR                    ---               ---         1,482,389         1,464,947
MAY                    ---               ---         1,486,036         1,468,772
JUN                    ---               ---         1,487,320         1,468,772
JUL              1,487,319         1,468,772         1,487,319         1,468,772
AUG              1,490,780         1,472,392         1,490,780         1,472,392
SEP              1,490,780         1,472,389         1,490,780         1,472,389
OCT                    ---               ---               ---               ---
NOV                    ---               ---               ---               ---
DEC                    ---               ---               ---               ---
              ------------      ------------      ------------      ------------
                 4,468,879         4,413,553        13,368,172        13,207,339
                         3                 3                 9                 9
------------  ------------      ------------      ------------      ------------
Weighted
Average
Shares
Outstanding      1,489,626         1,471,184         1,485,352         1,467,482
------------  ------------      ------------      ------------      ------------
Net Income    $  1,105,970      $  1,007,895      $  3,002,708      $  2,681,440
------------  ------------      ------------      ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.74      $       0.69      $       2.02      $       1.83
------------  ------------      ------------      ------------      ------------

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